UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2015

AVRA INC.

(Exact name of registrant as specified in charter)

Nevada	333-182130	36-4789798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Pelham Commons Boulevard, Greenville, SC	29615
(Address of principal executive offices)	(Zip Code)

1-844-287-2462

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2015, the Board of Directors (the “Board”) for Avra Inc. (the “Company”) appointed Mark Petropoulos as the Company’s Vice President of Sales for North America.

Mark Petropoulos, 54, Vice President of Sales for North America

While serving as the Vice President of Sales for North America, Mr Petropoulos is also the President of Suregate LLC (“Suregate”) and has served the position since Suregate’s inception in 2007. As a seasoned professional in the merchant service industry with twenty years of experience, Mr. Petropoulos has assisted many merchants with respect to credit card services and payment platforms. He has acted in a sales role and as a consultant with regards to provision of services in the payments industry, and most recently at Suregate has been managing a payment gateway, which is an e-commerce application service provider that authorizes credit card payments for online businesses.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Petropoulos.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreements

The Company has not entered into any employment agreement with Mr. Petropoulos.

Item 8.01              Other Events.

On January 8, 2015, the Company issued a press release announcing that it hired Mr. Mark Petropoulos to the position of Vice President of Sales for North America.

Item 9.01              Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated January 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVRA INC.

DATED: January 8, 2015	By:	/s/ Stephen Shepherd
Stephen Shepherd
Chief Executive Officer